                                                           Exhibit No. EX-99.h.3

                           Delaware Management Company
                               2005 Market Street
                             Philadelphia, PA 19103

August __, 2006

Delaware Group Tax-Free Money Fund
2005 Market Street
Philadelphia, PA 19103

     Re: Expense Limitation

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally  bound  hereby,  Delaware  Management  Company,  a series of Delaware
Management  Business Trust (the "Advisor"),  agrees that in order to improve the performance of the Delaware Tax-Free Money Fund (the "Fund"),  which is a series of the Delaware  Group  Tax-Free  Money Fund,  the Advisor  shall waive all or a portion of its investment advisory fees and/or reimburse expenses (excluding any
Rule 12b-1 plan expenses,  taxes,  interest,  brokerage fees,  certain insurance costs and extraordinary  expenses) in an aggregate amount equal to the amount by which the Fund's total  operating  expenses  (excluding any 12b-1 plan expenses, taxes,  interest,  brokerage fees,  certain  insurance  costs and  extraordinary expenses)  exceeds  0.72% for the period  September 1, 2006  through  August 31,
2007.

     The Advisor  acknowledges  that it (1) shall not be entitled to collect on, or make a claim for, waived fees at any time in the future, and (2) shall not be entitled to collect  on, or make a claim for,  reimbursed  Fund  expenses at any time in the future.

                                       Delaware Management Company, a series of
                                       Delaware Management Business Trust

                                       By: _________________________
                                           Name:
                                           Title:
                                           Date:

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Tax-Free Money Fund

By: _________________________
    Name:
    Title:
    Date: